                                                                   EXHIBIT 25.02

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                    31-0838515
                                                  (I.R.S. EMPLOYER
                                                  IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO             43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                          BANK ONE TRUST COMPANY, N.A.
                                1 BANK ONE PLAZA
                             CHICAGO, ILLINOIS 60670
    ATTN: SANDRA L. CARUBA, FIRST VICE PRESIDENT AND COUNSEL, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                          -----------------------------

                                 CITIGROUP INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                          52-1568099
(STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

399 PARK AVENUE
NEW YORK, NEW YORK                                10043
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

                  (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

                  (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                  POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificate of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.       A copy of the existing by-laws of the trustee.*

                  5.       Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.       Not Applicable.

                  9.       Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 16th day of December, 2002.

                           BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                           TRUSTEE

                           BY /S/SANDRA L. CARUBA
                              SANDRA L. CARUBA
                              FIRST VICE PRESIDENT


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                     December 16, 2002



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Citigroup Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                               Very truly yours,

                               BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION

                                     BY:   /S/SANDRA L. CARUBA
                                           SANDRA L. CARUBA
                                           FIRST VICE PRESIDENT

                                                                       Exhibit 7
                                                                       FFIEC 041
Bank One Trust Company, N.A.                                           RC-1
----------------------------                                           [10]
Legal Title of Bank

Columbus
----------------------------
City

OH                    43271
----------------------------
State               Zip Code

FDIC Certificate Number - 21377

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC -- BALANCE SHEET

                                                                              Dollar Amounts in Thousands  RCON   Bil Mil Thou
---------------------------------------------------------------------------------------------------------  ----   ------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin (1)............................................  0081        303,871 1.a
    b. Interest-bearing balances (2).....................................................................  0071              0 1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)........................................  1754              0 2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)......................................  1773            120 2.b
 3. Federal funds sold and securities purchased under agreements to resell:
    a. Federal funds sold................................................................................  B967        694,666 3.a
    b. Securities purchased under agreements to resell (3)...............................................  B989        635,527 3.b
 4. Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale....................................................................  5369              0 4.a
    b. Loans and leases, net of unearned income.....................................  B528         69,745                      4.b
    c. LESS: Allowance for loan and lease losses....................................  3123            599                      4.c
    d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c).......................  B529         69,146 4.d
 5. Trading assets (from Schedule RC-D)..................................................................  3545              0 5
 6. Premises and fixed assets (including capitalized leases).............................................  2145         11,895 6
 7. Other real estate owned (from Schedule RC-M).........................................................  2150              0 7
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M).............  2130              0 8
 9. Customers' liability to this bank on acceptances outstanding.........................................  2155              0 9
10. Intangible assets
    a. Goodwill..........................................................................................  3163              0 10.a
    b. Other intangible assets (from Schedule RC-M)......................................................  0426          6,991 10.b
11. Other assets (from Schedule RC-F)....................................................................  2160        208,998 11
12. Total assets (sum of items 1 through 11).............................................................  2170      1,931,214 12

-------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.

Bank One Trust Company, N.A.
----------------------------------------------              FFIEC 041
Legal Title of Bank                                         RC-2

FDIC Certificate Number - 21377                                  [11]

SCHEDULE RC - CONTINUED

                                                                   DOLLAR AMOUNTS IN THOUSANDS RCON   BIL MIL THOU
-----------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of
        columns A and C from Schedule RC-E)..................................................  2200    1,676,276     13.a
        (1) Noninterest-bearing(1)...................................... 6631   1,225,878                            13.a.1
        (2) Interest-bearing............................................ 6636     450,398                            13.a.2
     b. Not applicable
14.  Federal funds purchased and securities sold
     under agreements to repurchase
     a. Federal funds purchased(2)...........................................................  B993            0     14.a
     b. Securities sold under agreements to repurchase(3)....................................  B995            0     14.b
15.  Trading liabilities (from Schedule RC-D)................................................  3548            0     15
16.  Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases)
     (from Schedule RC-M): ..................................................................  3190            0     16
17.  Not applicable
18.  Bank's liability on acceptances
     executed and outstanding................................................................  2920            0     18
19.  Subordinated notes and debentures(4)....................................................  3200            0     19
20.  Other liabilities (from Schedule RC-G)..................................................  2930       36,936     20
21.  Total liabilities (sum of items 13 through 20)..........................................  2948    1,713,212     21
22.  Minority interest in consolidated subsidiaries..........................................  3000            0     22
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus...........................................  3838            0     23
24.  Common stock............................................................................  3230          800     24
25.  Surplus (exclude all surplus related to preferred stock)................................  3839       45,157     25
26.  a. Retained earnings....................................................................  3632      172,042     26.a
     b. Accumulated other comprehensive income(5)............................................  B530            3     26.b
27.  Other equity capital components(6)......................................................  A130            0     27
28.  Total equity capital (sum of items 23 through 27).......................................  3210      218,002     28
29.  Total liabilities, minority interest, and equity capital
     (sum of items 21, 22, and 28)...........................................................  3300    1,931,214     29

MEMORANDUM
To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes
the most comprehensive level of auditing work performed for the bank by independent external   RCON       NUMBER
auditors as of any date during 2001.........................................................   6724          N/A     M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work

------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, Item 16, "other borrowed money."
(3) Includes all securities repurchase agreements, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.